Exhibit 99.1

    SERVICE CORPORATION INTERNATIONAL ANNOUNCES TIMING AGREEMENT WITH FEDERAL
                                TRADE COMMISSION

    HOUSTON, June 22 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI) ("SCI") announced today that it has, together with Alderwoods Group, Inc. (Nasdaq: AWGI) ("Alderwoods"), entered into a timing agreement with the staff of the Federal Trade Commission ("FTC") in connection with the proposed merger of Alderwoods with a subsidiary of SCI. As previously disclosed, each of SCI and Alderwoods have received "second requests" from the FTC, and as a result thereof, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), during which the parties may not consummate the proposed merger, has been extended. The parties are working towards responding to the second request.

    As a result of the timing agreement, SCI and Alderwoods expect to seek to negotiate a consent decree with the FTC, in which case the proposed merger could close as early as on or before September 30, 2006. SCI and Alderwoods have agreed that if the parties are unable to reach agreement on a consent agreement with the FTC, they will not close the proposed merger before October 30, 2006. In addition, SCI and Alderwoods have agreed, under a standard provision of a recently adopted FTC protocol for administering Second Requests, that if the FTC challenges the proposed transaction by filing an application for preliminary injunction in federal court, SCI and Alderwoods, jointly with the FTC, will propose a scheduling order that provides for a 60- day pre-hearing discovery period.

    The proposed merger is subject to a number of conditions, including the expiration of the applicable waiting period under the HSR Act. No assurances can be given that the parties will agree with the FTC on a consent agreement, or that the merger will be consummated.

    Forward-Looking Statements

    Certain statements contained in this press release regarding expected future events, including, but not limited to, information regarding the regulatory review of the proposed transaction, as well as certain information in other filings with the Securities Exchange Commission ("SEC") and elsewhere are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words "believe," "will," "continue," "expect" and similar expressions identify these forward-looking statements. These forward-looking statements are based on the current expectations and beliefs of SCI management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the ability to obtain regulatory approvals of the proposed transaction on the proposed terms and schedule and various other uncertainties associated with the funeral service industry in general and Alderwoods's and SCI's operations in particular, which are referred to in Alderwoods's and SCI's periodic reports filed with the SEC, especially under the headings "Forward-Looking Statements" and "Risk Factors." Alderwoods and SCI undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    About Service Corporation International

    Service Corporation International, headquartered in Houston, Texas, owns and operates funeral service locations and cemeteries. Service Corporation International has an extensive network of businesses, including 1,053 funeral service locations and 354 cemeteries in North America as of March 31, 2006. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com .

     Service Corporation International Contacts

     Investors:  Debbie Young - Director / Investor Relations
                 (713) 525-9088

     Media:      Greg Bolton - Director / Corporate Communications
                 (713) 525-5235

SOURCE  Service Corporation International
    -0-                             06/22/2006
    /CONTACT: investors, Debbie Young, Director-Investor Relations, +1-713-525-9088, or media, Greg Bolton, Director-Corporate Communications, +1-713-525-5235, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com /
    (SCI AWGI)